Exhibit 99.1

NEWS RELEASE
Lakes Entertainment, Inc.
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305
952-449-9092
952-449-9353 (fax)
www.lakesentertainment.com
(NASDAQ: LACO)

FOR FURTHER INFORMATION CONTACT:
Timothy Cope – 952-449-7030

FOR IMMEDIATE RELEASE:
April 2, 2009

LAKES ENTERTAINMENT ANNOUNCES
SUBMISSION OF APPLICATION FOR KANSAS CASINO LICENSE
MINNEAPOLIS – April 2, 2009 – Lakes Entertainment, Inc. (NASDAQ: LACO) today announced that on April 1, 2009, it submitted an application to the Kansas Lottery Commission (“Commission”) for a Gaming Facility Manager license to develop and operate a casino in the South Central Kansas Gaming Zone. The Commission will evaluate applications and award one license to operate a casino in Sumner County in the South Central Kansas Zone. The license has a term of 15 years during which the recipient will have the exclusive right to operate a casino in Sumner County.
“The plan we submitted provides for a $265,000,000 investment in the casino development, which will feature approximately 2,000 slot machines, 60 table games, a poker room, a number of restaurants, and a retail component,” said Timothy Cope, President and Chief Financial Officer of Lakes. “Phase two of the development could include a hotel and entertainment center, child care facility and other market driven amenities,” added Mr. Cope.
“We understand that two other operators submitted license applications for the single license,” said Lyle Berman, Chairman and Chief Executive Officer of Lakes. “We believe the operating history of our company, the proposed scope of our casino project, and the related benefits that will be provided to Sumner County and the State of Kansas make our application worthy of selection. We look forward to working with officials from the Commission and Sumner County to bring to fruition this great plan for the County and State,” added Mr. Berman.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma, the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians and the Red Hawk Casino for the Shingle Springs Band of Miwok Indians. Lakes is also involved in other business activities, including the development of new table games for licensing to Tribal and non-Tribal casinos.
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; and reliance on Lakes’ management. For more information, review the company’s filings with the Securities and Exchange.
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